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                                October 8, 1996



Enron Corp.
1400 Smith Street
Houston, Texas  77002

Enron Oregon Corp.
1400 Smith Street
Houston, Texas  77002

Ladies and Gentlemen:

         As Senior Vice President and General Counsel of Enron Corp., a Delaware corporation ("Enron"), I am familiar with the registration of certain shares of Common Stock, no par value, of Enron Oregon Corp., an Oregon corporation and a wholly owned subsidiary of Enron ("Enron Oregon"), and the registration of certain shares of Common Stock of Enron, $.10 par value (the "Enron Common Stock"), pursuant to a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed merger (the "Merger") of Enron Oregon with Portland General Corporation, an Oregon corporation ("Portland General"), as set forth in that certain Amended and Restated Agreement and Plan of Merger, dated as of July 20, 1996 and amended and restated as of September 24, 1996, among Enron, Enron Oregon and Portland General (the "Merger Agreement"), included in the Registration Statement.

         In the Merger, each outstanding share of Common Stock, $3.75 par value, of Portland General (other than shares held directly or indirectly by Enron, Enron Oregon or Portland General, which will be cancelled) will be converted into one share of Enron Oregon Common Stock (subject to adjustment in certain circumstances, as disclosed in the Registration Statement).

         As described in the Registration Statement, under certain circumstances the Reincorporation Merger will not be effected, in which case each outstanding share of Portland General Common Stock (other than shares held directly or indirectly by Enron, Enron Oregon or Portland General, which will be cancelled) will be converted into one share of Enron Common Stock (subject to adjustment in certain circumstances as described in the Registration Statement). In no event will both Enron Oregon Common Stock and Enron Common Stock be issued under the Registration Statement.
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Enron Corp.
Enron Oregon Corp.
October 8, 1996
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         In connection herewith, I have examined the Restated Certificate of
Incorporation and the Bylaws of Enron and Enron Oregon, each as amended to the date hereof, the records of certain corporate proceedings which have occurred prior to the date hereof, the Registration Statement, the Merger Agreement, and such other agreements, communications, instruments and documents, and have made such other investigations, as I considered necessary for the purposes of this opinion. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

         Based upon the foregoing, I am of the opinion that when the conditions to the Merger set forth in the Merger Agreement have been satisfied (including that the Registration Statement has become effective under the Act) and the Merger has been effected in accordance therewith, the shares of Enron Oregon Common Stock (or Enron Common Stock, as appropriate) issued in exchange for shares of common stock of Portland General pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable. With respect to matters of Oregon law relevant to this opinion, I have relied upon the advice of Oregon counsel.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                           Very truly yours,


                                           /s/ JAMES V. DERRICK, JR.
                                           -------------------------------------
                                           James V. Derrick, Jr.
                                           Senior Vice President and
                                            General Counsel